UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NANOVIRICIDES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Copies to:

Peter Campitiello, Esq.
Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, NJ 08830
Tel: 732-395-4517
Fax: 732-395-4401

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484

October 15, 2024

To Our Stockholders:

On behalf of the Board of Directors of NanoViricides, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders to be held on Saturday, December 7, 2024 at 10:00 a.m., Eastern Daylight Time, at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT 06902.

At this year’s annual meeting you will be asked to: (i) elect each of one Class I director and two Class II directors who each will serve for a two year term; (ii) approve an award of 10,204 shares of Series A Convertible Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company’s President; (iii) ratify the appointment of our independent registered public accountants; and (iv) transact such other business as may properly come before the annual meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Our Board of Directors unanimously recommends that you vote “FOR” each proposal.

A copy of the 2024 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,

NANOVIRICIDES, INC.

Anil Diwan,
President and Chairman of the Board of Directors

NANOVIRICIDES, INC.

1 Controls Drive

Shelton, Connecticut 06484

Notice of Annual Meeting of Stockholders

To Be Held on Saturday, December 7, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the “Annual Meeting”), of NanoViricides, Inc. (the “Company” or “NanoViricides”) will be held on Saturday, December 7, 2024, at 10:00 a.m., Eastern Daylight Time, at [the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT 06902,] for the following purposes:

1.            To re-elect Todd E. Rokita as a Class I director and Makarand Jawadekar and Brian Zucker as Class II directors; each for a two-year term expiring at the 2026 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2.            To approve an award of 10,204 shares of Series A Convertible Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company’s President (Proposal 2);

3.            To ratify the appointment of EisnerAmper, LLP, the Company’s independent registered accounting firm for the fiscal year ending June 30, 2025 (Proposal 3); and

4.            To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting (Proposal 4).

All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present the admission ticket attached to the accompanying proxy card, plus proof that you are a shareholder of the Company, as well as a valid picture identification, such as a driver’s license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices of any kind and other electronic devices will be prohibited at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, you are requested to sign, date and return the enclosed proxy card promptly. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the Secretary of the Company so that it is received no later than 5:00 p.m. (New York City time) on December 5, 2024; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card, and clearly marked as “REVISION”, to the Secretary of the Company so that it is received no later than 5:00 p.m. (New York City time) on December 5, 2024; or (iii) attending the Annual Meeting and voting in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to: c/o Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions. You may also change your vote by entering a new vote online before 11:59 p.m. (New York City time) on December 5, 2024. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed online vote.

Please read the enclosed Proxy Statement carefully, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

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The Company’s Board of Directors (the “Board of Directors”) has fixed the close of business on October 9, 2024, as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet allows us to provide our stockholders with the information they need, while reducing our printing and mailing costs and the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail contains instructions on how to access this proxy statement and the 2024 Annual Report and vote online. The Notice also includes instructions on how you can request a paper copy of the annual meeting materials. If you want more information, please see the Questions and Answers section of this proxy statement or visit www.proxyvote.com. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

By Order of the Board of Directors

/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman of the Board of Directors

October 15, 2024

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NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

DECEMBER 7, 2024

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.00001 per share, of NanoViricides, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “NanoViricides, Inc.,” “NanoViricides,” the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Saturday, December 7, 2024, 10:00 a.m. Eastern Daylight Time, at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT 06902, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote for:

1.            To re-elect Todd E. Rokita as a Class I director and Makarand Jawadekar and Brian Zucker as Class II directors; each for a two-year term expiring at the 2026 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2.            To approve an award of 10,204 shares of Series A Convertible Preferred Stock to Anil Diwan in connection with the extension of employment as the Company’s President (Proposal 2);

3.            To ratify the appointment of EisnerAmper, LLP, the Company’s independent registered accounting firm for the fiscal year ending June 30, 2025 (Proposal 3); and

4.            To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. (Proposal 4).

The Board of Directors has fixed the close of business on October 9, 2024, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such common stockholder will be entitled to one vote for each share and each Series A preferred stockholder will be entitled to or nine votes for each share of preferred series A stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards that are not revoked will be voted at the Annual Meeting in accordance with instructions contained therein.

If a Proxy Card is signed and returned without instruction, the Shares will be voted FOR the Board’s recommendations.

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Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker, or other agent.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail contains instructions on how to access this proxy statement and the 2024 Annual Report and to vote online.

Our Board of Directors has selected Anil Diwan and Meeta Vyas, and each of them, to serve as “Proxyholders” for the Annual Meeting. Proxy Cards that are not revoked will be voted at the Meeting in accordance with instructions contained therein.

Revocation of Proxy

Any shareholder of record who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) submitting a written notice of such revocation to us at: c/o Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, so that it is received no later than 5:00 p.m. (New York City time) on December 5, 2024; (ii) duly executing and delivering a Proxy Card bearing a later date than the previously signed and dated proxy card, and clearly marked as “REVISION”, to the Secretary of the Company so that it is received no later than 5:00 p.m. (New York City time) on December 5, 2024; or (iii) attending the Annual Meeting and casting a revised ballot in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions. You may also change your vote by entering a new vote online before 11:59 p.m. (New York City time) on December 5, 2024. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed online vote.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on October 9, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of October 9, 2024, there were 13,945,589 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. In addition, there were 903,216 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote, which vote at the rate of nine (9) votes per share, for a total of 8,128,944 additional votes, for an aggregate of 22,074,533 total votes. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to beneficially own 5% or more of our common stock.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of voting stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

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Nominees may have such discretion to vote absent instructions with respect to certain “routine” matters, such as the ratification of an independent registered accounting firm, but not with respect to matters that are considered “non-routine,” such as the election of directors or an advisory vote on executive compensation or the approval of executive compensation awards. Accordingly, without voting instructions from you, your broker will be unable to vote your shares on Proposal 1 or 2.

Each share of NanoViricides common stock entitles the holder to one vote on each matter presented for stockholder action. In addition, each share of Series A Preferred stock is entitled to 9 votes on each matter presented for stockholder action.

How are votes counted and how many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of one Class I director and two Class II directors, the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election as director of the nominee. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect on the outcome of Proposal No. 1.

•	For Proposal No. 2, the approval of an award of 10,204 shares of Series A Convertible Preferred Stock to Anil Diwan, Proposal No. 2 must receive a “For” vote from a majority of the shares of capital stock of the Company issued and outstanding. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not have any effect on approval of Proposal No. 2.

•	For Proposal No. 3, approval of auditors, to be approved, Proposal No. 3 must receive a “For” vote from a majority of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 3. Abstentions will be counted towards the vote total for Proposal 3 and will have the same effect as “Against” votes. No broker non-votes are expected on Proposal No. 3

•	For Proposal No. 4, voting on a proposal to adjourn the meeting, if necessary, in order to solicit more proxies for approval of the matters presented at the Annual Meeting, Proposal No. 4 must receive a “For” vote from a majority of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 4. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not have any effect on approval of Proposal No. 4.

An Inspector of Elections appointed by NanoViricides will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

NanoViricides will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the Delaware General Corporation Law in connection with the proposals to be considered at the Meeting.

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IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE ONLINE TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD OR ONLINE VOTE AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. YOUR PRESENCE AT THE MEETING WILL NOT AUTOMATICALLY REVOKE YOUR PROXY CARD OR ONLINE VOTE. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than two and not more than seven members, with such number to be fixed by the Board of Directors. There are currently four members of our Board of Directors. The directors are divided into three classes. Each director serves for a term of two years. The classes of directors with a term expiring at this annual meeting comprises one Class I director and two Class II directors. At the Annual Meeting, the director nominees will be elected to serve for a term of two years expiring at the 2026 annual meeting of stockholders and until a successor is duly elected and qualified or until his earlier resignation or removal.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the nominees for a two-year term expiring at the 2026 annual meeting of stockholders and until a successor is duly elected and qualified or until their earlier resignation or removal. The nominees named below have been nominated by the Board of Directors and have consented to be named nominees in this Proxy Statement and each to serve as a director, if elected. Should the nominee become unable or unwilling to accept a nomination for election, the person named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience, and director positions held currently or at any time during the last five years.

Director Nominee Biographical Information

The age and principal occupation for the past five years of the persons nominated as director is set forth below:

Makarand “Mak” Jawadekar, 73, was appointed as an Independent Member of the Board of Directors, and serves as a member of the Company’s Audit, Compensation and Nominating Committees. Dr. Jawadekar has over 35 years of experience in the pharma industry spanning both business and research activities. Dr. Jawadekar has extensive experience in joint ventures, alliance management, contracting, outsourcing, benchmarking, performance metrics, pharmaceutical research and development, drug delivery technologies, formulations, clinical supply manufacturing and packaging, clinical trial materials, pharmaceutics, and pharmaceutical sciences. He also has deep knowledge and global experience working across the United States, Europe, India, and other parts of Asia, including Japan and China. He has helped create several pharma R&D partnerships, joint ventures, and collaborations during his career. Dr. Jawadekar serves as a strategic advisor to pharmaceutical and biotechnology companies through his independent consultancy, founded in 2010, after retiring from Pfizer, Inc., as Director, Portfolio Management & Analytics, and as Vice President, Asia Colleague Resource Group, in Pfizer Global R&D division. From 1982 to 2010, Dr. Jawadekar held roles of increasing responsibility in technical, management, and business development positions at Pfizer, in the areas of Drug Delivery Technology Assessment, Strategic External Alliance Management, Strategic CMC, Pharma R&D, Clinical Manufacturing, Manufacturing Technology Transfer and Scale-up, beginning as a research scientist in formulations development. Dr. Jawadekar serves on the boards of two public companies, namely: Preveceutical Medical Inc. (CSE: PREV), and Cardax, Inc. (OTC: CDXI), as an independent board member. He also serves on the Strategic and Scientific Advisory Boards of several companies, including Actinium Pharma (NYSE-Amer.: ATNM), Saama Technologies, Inc., and Diant Pharma, Inc., as well as Tonino Lamborghini SpA, Italy. He also serves as a member of the Board of Directors at Abilities Inc., a New York based, non-profit organization. Mak holds a Ph.D. in Pharmaceutics from the University of Minnesota, and was honored with an honorary D.Sc. degree by DYP Mumbai University, recommended by the President of India. The Company believes Dr. Jawadekar’s long history as a pharmaceutical and biotech professional, particularly in alliance development and management, in business strategy, and in pharmaceutical sciences and CMC in drug delivery, render him well qualified to serve as an independent member of the Board of Directors.

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Theodore Edward (“Todd”) Rokita, 54, Director. Mr. Rokita was appointed as an Independent Member of the Board of Directors, and serves as a member of the Company’s Audit, Compensation and Nominating Committees. Mr. Rokita currently serves as the Attorney General of the State of Indiana, an elected office. Prior to that, he was co-owner and General Counsel and Vice President of External Affairs, Apex Benefits Group, Inc. where he served as a member of the executive team and the corporate board. He was responsible for legal strategies, including litigation, acquisitions and other matters, primarily involving ERISA and employment laws, and is responsible for the regulatory compliance of Apex’s clients. In his role, he served as the public face of the company and was responsible for external messaging, events, and other outreach functions. Mr. Rokita was elected to the United States Congress as a Representative from the State of Indiana, serving four terms from 2011 to 2019. As a member of the US Congress, he served as the Chairman, House Subcommittee on Early Childhood, Elementary, and Secondary Education, as the Vice Chairman, House Committee on the Budget, as a Member, House Committee on Education and the Workforce (Health, Employment, Labor and Pensions subcommittee), as a Member, House Committee on Transportation and Infrastructure, (aviation, railroad, and pipeline subcommittees), as a Member, Committee on House Administration (2011-2014), as a Member, Steering Committee (2011-2012) (elected by peers to make their committee assignments), and also as a Director, Republican Study Committee (2014- 2019) (group affecting policy direction and tactics). Prior thereto Mr. Rokita served as the Secretary of State, Indiana, from 2003 to 2011) and as Chief Operating Officer and General Counsel, Office of Indiana Secretary of State from 2000-2002. Mr. Rokita serves or has served as a Member of the Board of Directors on a number of commercial and charitable institutions, among them: Aircraft Owners and Pilots Association Foundation, (2014-Present); Achieve International, Indianapolis, IN (helping troubled teens), (2012-2018); Saint Vincent Hospital Foundation, (2011-2013); Indiana Council for Economic Education, (2004-2010). Mr. Rokita also serves or has served as an Advisory Board Member for several institutions, among them: Merchandise Warehouse, Inc. Indianapolis, IN, (2019-Present); WishBone Medical, Inc., Warsaw, IN, (2019-Present); and Acel 360, Inc., Reston, VA (2019-Present). Mr. Rokita has also served as a Member, Board of Trustees of Saint Joseph’s College, Rensselaer, IN, (2007-2017). In addition to his public service, Mr. Rokita is involved as a Volunteer for the Veterans Airlift Command and Angel Flight, Volunteer (2011- Present), actively flying missions for Veterans Airlift Command and other similar non-profits dedicated to providing free air transportation to children and post-9/11 combat wounded veterans and their families for medical and other compassionate purposes. Mr. Rokita holds a Bachelor of Arts degree from Wabash College in Crawfordsville, Indiana, where he was an Eli Lilly Fellow and a Juris Doctor from IUPUI’s Indiana University Robert H. McKinney School of Law. The Company believes Mr. Rokita’s long history as an executive and as a board member of a number of institutions and his long record of public service, uniquely qualifies him to serve as a member of the Company’s Board of Directors.

Brian Zucker, 62, Director. Since October 2011, Mr. Zucker has been a Partner at CFO Financial Partners, LLC, a firm that provides outsourced CFO (Chief Financial Officer), Controller and Financial Operations services as well as back office reporting and bookkeeping services for public and private companies, broker dealers, hedge funds, and family offices and high net worth individuals, among others. Mr. Zucker also serves as the CFO and Financial Operations Principal for numerous broker dealers and hedge funds. In addition to and simultaneously therewith, Mr. Zucker has served as a Partner at RRBB Accountants & Advisors, (aka Rosenberg Rich Baker Berman & Co.), a full-service accounting, advisory and consulting firm located in Central New Jersey. Mr. Zucker has over thirty years of experience as a CPA specializing in the securities industry. From 1983 through 1986, Mr. Zucker was a Senior Consultant at Deloitte Haskins and Sells and at Price Waterhouse from January 1987 through September 1989. He has previously served as the President and Chairman of Atlantis Business Development Corp. (ABDV), CFO of Natcore Solar Technology, Inc. (NTCXF) and as a Managing Director of American Frontier Financial Corp. (EVIS). He is on the Board of Directors of National Investment Banking Association (NIBA). Mr. Zucker obtained a B.S. in Public Accounting from Pace University. The Company believes Mr. Zucker’s extensive career as a public accountant and experience providing sophisticated accounting services to public companies and broker dealers, render him well qualified to serve as an independent member of the Board of Directors, as well as its Audit, Compensation, Nominating and Governance Committees. Mr. Zucker was appointed as a director in 2020 and as Chair of the Audit Committee in 2022.

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The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election as director of each of the nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ABOVE-NAMED DIRECTOR NOMINEES.

PROPOSAL 2
To approve an award of Convertible Preferred Stock to Dr. Anil Diwan in connection with the extension of his employment as the Company’s President

On July 1, 2024, NanoViricides, Inc. entered into an Extension Agreement (the “Extension”) of the Employment Agreement with Dr. Anil R. Diwan entered into on July 1, 2018 (the “Employment Agreement”) to continue to serve as the President of the Company, effective July 1, 2024. Pursuant to the terms of the Agreement, Dr. Diwan will receive an annual base salary of  $400,000 and will be entitled to participate in all benefits the Company provides for its employees and executive officers. In addition, as an incentive toward the ultimate success of the Company, the Company prorated an award of 10,204 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Shares”) which will be fully vested on June 30, 2025 and shall be deemed partially vested at 25% for each quarter in quarterly installments. The Company will also maintain a life insurance policy in the amount of  $2,000,000 on behalf of Dr. Diwan of which $1,000,000 will be assignable to the Company and the balance to Dr. Diwan’s estate. The compensation terms of this Extension to the Employment Agreement are unchanged from the Employment Agreement dated July 2018 and the one-year Extension of Employment Agreement dated September 30, 2021 and each successive one-year extension. Pursuant to the rules of the Exchange, we are required to obtain the approval of our shareholders for issuance of the Series A Shares.

About the Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control”, into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE
ISSUANCE OF THE SERIES A PREFERRED SHARES TO DR. DIWAN.

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Proposal 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of EisnerAmper LLP for the fiscal year ending June 30, 2025. Accordingly, the Board of Directors recommends that at the Annual Meeting the stockholders ratify the appointment by Board of Directors of EisnerAmper LLP to audit the financial statements of the Company for the current fiscal year ending June 30, 2025. Representatives of that firm are expected to be available at the Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Bylaws or applicable law, the Board of Directors has determined that requesting ratification by stockholders of its selection of EisnerAmper LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of EisnerAmper LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for NanoViricides by EisnerAmper LLP for the fiscal years ended June 30, 2024 and 2023, were:

	Fiscal 2024	Fiscal 2023
Audit Fees	$251,370	$248,010
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	$-	-
Total	$251,370	$248,010

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 9, 2024, certain information regarding the beneficial ownership of the Company’s Common Stock and Series A Convertible Preferred Stock outstanding by (i) each person known to us to own or control 5% or more of our Common Stock, (ii) each of our directors and nominees, (iii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned.

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	Common Stock		Series A Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Percent of Voting Power(3)
TheraCour Pharma, Inc.(4)	470,961	4.0%	681,859	76.4%	31.2%
Anil Diwan(4)(5)	0	* %	116,683	13.1%	5.0%
Meeta Vyas(6)	7,129	* %	17,140	1.9%	0.8%
Makarand Jawadekar	30,496	0.2%	0	0	0.1%
Theodore Rokita	29,969	0.2%	0	0	0.1%
Brian Zucker	28,746	0.2%	0	0	0.1%

All Directors and Executive Officers as a Group (5 persons)	567,301	4.6%	815,682	91.5%	37.3%

(1)          Each Series A Convertible Preferred Share (the “Series A”) votes at the rate of nine shares of Common Stock and is convertible into three- and one-half shares of Common Stock upon a change in control of the Company.

(2)          For each shareholder, the calculation of percentage of beneficial ownership is based upon 13,144,055 shares of Common Stock and 892,625 shares of Series A Preferred Stock outstanding, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)          The amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders.

(4)          Anil Diwan, the Company’s President and Chairman, also serves as the CEO and Director of TheraCour Pharma Inc. and owns approximately 90% of the outstanding capital stock of TheraCour. Anil Diwan has both investment and dispositive power over the NanoViricides shares held by TheraCour Pharma, Inc.

(5)          Does not include the shares of common stock and Series A stock owned by TheraCour Pharma, Inc., over which Dr. Diwan holds voting and dispositive power on an as converted basis. Does not include the beneficial ownership of the securities held by Meeta Vyas, the wife of Anil Diwan, over which Dr. Diwan disclaims beneficial ownership and voting and dispositive control. Does not include the shares of common stock held by Armstoo Irrevocable Trust over which Dr. Diwan disclaims beneficial ownership and voting and dispositive control.

(6)          Includes 1,072 shares held by Connect Capital LLC, over which Ms. Vyas holds voting and dispositive power. Does not include the beneficial ownership of the securities held by Anil Diwan, the husband of Ms. Vyas, or TheraCour, or the 94,471 shares of common stock held by Armstoo Irrevocable Trust over which Ms. Vyas disclaims beneficial ownership and voting and dispositive control.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of October 9, 2024.

Name	Age	Position
Anil Diwan	65	President, Chairman of the Board of Directors

Makarand Jawadekar (2)(3)	73	Director, Independent

Todd Rokita (1)(2)(3)	54	Director, Independent

Brian Zucker (1)(2)(3)	62	Director, Independent

Meeta Vyas	65	Chief Financial Officer

(1)	Audit Committee

(2)	Compensation Committee

(3)	Nominating and Corporate Governance Committee

Our Bylaws provide that our Board of Directors will consist of not less than two or more than seven members, with such number to be fixed by the Board of Directors and there are currently four members of our Board of Directors, three of which are independent. The directors are divided into three classes and according to our Bylaws the Directors must be divided evenly among the three classes.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company. The business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors is as follows:

Anil Diwan, PhD, age 65, has been President and the Chairman of the Board of Directors of the Company since consummation of the merger on June 1, 2005 and Executive Chairman since February 2019. Dr. Diwan simultaneously therewith and since its formation, has also served as the Chief Executive Officer and Director of AllExcel, Inc. (from 1995 to the present) and TheraCour Pharma, Inc. (from 2004 to the present) and is the original inventor of the technologies licensed to NanoViricides Inc., as well as the TheraCour polymeric micelle technologies and products based on them. Since 1992, he has researched and developed TheraCour nanomaterials. Dr. Diwan was one of the first scientists to propose the development of novel pendant polymers for drug delivery that led to an explosion of research in pharmacological applications of polymeric micelles. Anil has won over 12 NIH SBIR grants. Dr. Diwan holds several issued patents, and two recent PCT international patent applications in various stages of prosecution in a number of countries, and has several additional patentable discoveries. Dr. Diwan has held several scholastic distinctions, including an All-India 9th rank on the Joint Entrance Examination of all IIT’s. He holds a Ph.D. in Biochemical Engineering from Rice University (1986) and B.S. in Chemical Engineering from Indian Institute of Technology (IIT) Bombay (1980).

The Company concluded Dr. Diwan’s experience plus his status as creator of the Company’s technologies render him uniquely qualified to serve in these capacities.

Makarand “Mak” Jawadekar, age 73, has served as an independent Director of the Company since February 2020. He has over 35 years of experience in the pharma industry spanning both business and research activities. Dr. Jawadekar has extensive experience in joint ventures, alliance management, contracting, outsourcing, benchmarking, performance metrics, pharmaceutical research and development, drug delivery technologies, formulations, clinical supply manufacturing and packaging, clinical trial materials, pharmaceutics, and pharmaceutical sciences. He also has deep knowledge and global experience working across the United States, Europe, India, and other parts of Asia, including Japan and China. He has helped create several pharma R&D partnerships, joint ventures, and collaborations during his career.

The Company believes Dr. Jawadekar’s long history as a pharmaceutical and biotech professional, particularly in alliance development and management, in business strategy, and in pharmaceutical sciences and CMC in drug delivery, render him well qualified to continue to serve as an independent member of the Board of Directors, as well as its Compensation, Nominating and Governance Committees.

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Theodore Edward (“Todd”) Rokita, age 54, has been an independent Director of NanoViricides, Inc. since May 2020. Honorable Mr. Rokita currently serves as the Attorney General of the State of Indiana, a publicly elected position. He is also a co-owner of and was General Counsel and Vice President of External Affairs, of Apex Benefits Group, Inc. where he served as a member of the executive team and the corporate board. He was responsible for legal strategies, including litigation, acquisitions and other matters, primarily involving ERISA and employment laws, and was responsible for the regulatory compliance of Apex’s clients. In his role, he served as the public face of Apex and was responsible for external messaging, events, and other outreach functions. Previously, Mr. Rokita was elected to the United States Congress as a Representative from the State of Indiana, serving four terms from 2011 to 2019. As a member of the US Congress, he served as the Chairman, House Subcommittee on Early Childhood, Elementary, and Secondary Education, as the Vice Chairman, House Committee on the Budget, as a Member, House Committee on Education and the Workforce (Health, Employment, Labor and Pensions subcommittee), as a Member, House Committee on Transportation and Infrastructure, (aviation, railroad, and pipeline subcommittees), as a Member, Committee on House Administration (2011-2014), as a Member, Steering Committee (2011-2012) (elected by peers to make their committee assignments), and also as a Director, Republican Study Committee (2014- 2019) (group affecting policy direction and tactics). Prior thereto Mr. Rokita served as the Secretary of State, Indiana, from 2003 to 2011 and as Chief Operating Officer and General Counsel, Office of Indiana Secretary of State from 2000-2002. Mr. Rokita serves or has served as a Member of the Board of Directors on a number of commercial and charitable institutions, among them: Aircraft Owners and Pilots Association Foundation, (2014-Present); Achieve International, Indianapolis, IN (helping troubled teens), (2012-2018); Saint Vincent Hospital Foundation, (2011-2013); Indiana Council for Economic Education, (2004-2010). Mr. Rokita also serves or has served as an Advisory Board Member for several institutions, among them: Merchandise Warehouse, Inc. Indianapolis, IN, (2019-Present); WishBone Medical, Inc., Warsaw, IN, (2019-Present); and Acel 360, Inc., Reston, VA, (2019-Present). Mr. Rokita has also served as a Member, Board of Trustees of Saint Joseph’s College, Rensselaer, IN, (2007-2017). In addition to his public service, Mr. Rokita is involved as a Volunteer for the Veterans Airlift Command and Angel Flight, (2011- Present), actively flying missions for Veterans Airlift Command and other similar non-profits dedicated to providing free air transportation to children and post-9/11 combat wounded veterans and their families for medical and other compassionate purposes. Mr. Rokita holds a Bachelor of Arts degree from Wabash College in Crawfordsville, Indiana, where he was an Eli Lilly Fellow and a Juris Doctor from IUPUI's Indiana University Robert H. McKinney School of Law.

The Company believes Mr. Rokita's long history as an executive and as a board member of a number of institutions and his long record of public service, uniquely qualifies him to continue to serve as an independent member of the Board of Directors, as well as its Audit, Compensation, Nominating and Governance Committees.

Brian Zucker, age 62, has been an independent Director of NanoViricides, Inc. since November 2020. Since October 2011, Mr. Zucker has been a Partner at CFO Financial Partners, LLC, a firm that provides outsourced CFO (Chief Financial Officer), Controller and Financial Operations services as well as back office reporting and bookkeeping services for public and private companies, broker dealers, hedge funds, and family offices and high net worth individuals, among others. Mr. Zucker also serves as the CFO and Financial Operations Principal for numerous broker dealers and hedge funds. In addition to and simultaneously therewith, Mr. Zucker has served as a Partner at RRBB Accountants & Advisors, (aka Rosenberg Rich Baker Berman & Co.), a full-service accounting, advisory and consulting firm located in Central New Jersey. Mr. Zucker has over thirty years of experience as a CPA specializing in the securities industry. From 1983 through 1986, Mr. Zucker was a Senior Consultant at Deloitte Haskins and Sells and at Price Waterhouse from January 1987 through September 1989. He has previously served as the President and Chairman of Atlantis Business Development Corp. (ABDV), CFO of Natcore Solar Technology, Inc. (NTCXF) and as a Managing Director of American Frontier Financial Corp. (EVIS). Since May 2018, he has been serving as the CFO of EIG Energy Partners Capital Markets, LLC. Brian holds a CPA in States of New Jersey and New York, and holds several FINRA licenses. He is on the Board of Directors of National Investment Banking Association (NIBA). Mr. Zucker obtained a B.S. in Public Accounting from Pace university.

The Company believes Mr. Zucker’s extensive career as a public accountant and experience providing sophisticated accounting services to public companies and broker dealers, render him well qualified to continue to serve as an independent member of the Board of Directors, as well as its Audit, Compensation, Nominating and Governance Committees.

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Meeta Vyas, SB, MBA, age 65, has served as the Company’s Chief Financial Officer since May 13, 2013. Ms. Vyas has over twenty-five years of experience in performance and process improvement of both publicly listed companies and non-revenue producing entities, in areas ranging from Finance and Operations to Strategy and Management. Meeta holds the distinction of being the first Indian woman to be named CEO of a publicly listed U.S. corporation, Signature Brands, Inc., best known for “Mr. Coffee” and “Health-O-Meter” brand products. As CEO, acting COO and Vice Chairman of the Board of Signature Brands, Inc., she was responsible for the development and implementation of a turnaround plan, resulting in Signature’s return to profitability and growth. Later, as the CEO of the World-Wide Fund for Nature - India (WWF-India) and then as a Vice President of the National Audubon Society (USA), both not-for-profit, non-revenue generating entities, Meeta successfully raised unrestricted funding that significantly exceeded annual requirements and also instituted financial processes to measure a variety of performance metrics. Earlier in her career, she was responsible for designing the strategy and initiating the implementation plan for the highly successful information technology outsourcing program at General Electric (“GE”). Also at GE, Ms. Vyas ran GE Appliances’ Range Products business unit having revenues exceeding $1 Billion where her team doubled operating income in less than two years. Prior to that, as a management consultant with McKinsey and Company, she served publicly listed companies in chemicals, industrial, and technology markets, primarily focusing on growth strategies, valuations, post-merger integrations, and logistics operations. Ms. Vyas is married to Anil Diwan, the Company’s President and Chairman and principal shareholder of TheraCour Pharma, Inc. Ms. Vyas holds a MBA in Finance from Columbia University’s Graduate School of Business, and a SB in Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company.

Director Independence

Our Common Stock is listed on the NYSE American under the symbol NNVC. Under the rules of the NYSE American, a majority of a listed company’s board of directors must be comprised of independent members. In addition, the rules of the NYSE American require that all of our audit committee, compensation committee and nominating and corporate governance committee members be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the NYSE American, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that Dr. Jawadekar, Mr. Rokita and Mr. Zucker, or three of our four directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE American.

Our board of directors also determined that Mr. Zucker and Mr. Rokita, who compose our audit committee, together with Dr. Jawadekar, composing our compensation committee, and our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and the NYSE American. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with all size and independence requirements for committees within the applicable time periods.

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EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for the years ended June 30, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award(s) ($)	Option Awards	All Other Compensation ($)	Total ($)
Anil Diwan	2024	$400,000	$—	$32,498		$—	$
CEO, President, Director	2023	$400,000	$—	$43,721		$—	$

Meeta Vyas	2024	$129,600	$—	$5,907		$—	$
CFO	2023	$129,600	$—	$7,748		$—	$

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of June 30, 2024.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Anil Diwan, President and Director	—	—	$—	—	—	—	—	—

Todd Rokita	—	—	$—	—	—	—	—	—

Makarand Jawadekar	—	—	$—	—	—	—	—	—

Brian Zucker	—	—	$—	—	—	—	—	—

Meeta Vyas	—	—	$—	—	—	—	—	—

Equity Compensation Plan Information

The NanoViricides, Inc. Executive Equity Incentive Plan (the “2018 Plan”) was adopted to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in the Company. The 2018 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, reload options, and other stock-based awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Committee. The total number of shares of our Common Stock that may be subject to the granting of awards under our 2018 Plan is equal to 250,000 shares of Common Stock and 100,000 shares of our Series A Preferred Stock. To date, no shares of Common Stock or Series A Preferred Stock have been issued under the 2018 Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

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Employment Agreements and Severance Agreements

On August 5, 2024, NanoViricides, Inc. consummated an Extension Agreement (the “Extension”) of the Employment Agreement with Dr. Anil Diwan entered into on July 1, 2018 (the “Employment Agreement”) to continue to serve as the President of the Company, effective July 1, 2024 under the same general terms and conditions. The Extension provides that Dr. Diwan will continue to serve as the Company’s President until June 30, 2025 at a base annual base salary of $400,000. Dr. Diwan shall be entitled to participate in all fringe benefits the Company provides for its employees generally and such other benefits as the Company provides for its senior executives. In addition, the Company shall maintain a Term Life Insurance policy for Dr. Diwan, valued at $2 million, of which $1 million shall be assigned to the Company and the remaining balance to Dr. Diwan’s estate. In addition, as an incentive towards the ultimate success of the Company, and to provide leadership authority to Dr. Diwan, the Company granted 10,204 shares of the Company’s Series A preferred stock, par value $0.00001 per share to Dr. Diwan. Dr. Diwan’s rights in the shares shall vest in equal, quarterly installments commencing on September 30, 2024 and fully vest on June 30, 2025. The Company will recognize non-cash compensation expense related to the issuance of the Series A Preferred Stock of $49,795 during the year ended June 30, 2025. Dr. Diwan will be eligible to receive severance if he is terminated by the Company other than for cause in which event the Company shall pay to Dr. Diwan an amount equal to six (6) month’s salary as severance compensation (without regard to compensation or benefits Dr. Diwan receives from any other source). Dr. Diwan shall be eligible for all benefits during this six (6) month period including bonuses, vesting of previously awarded stock options, health care insurance and other fringe benefits that have been ongoing. The Company may elect to pay such severance compensation in a lump sum or in equal payments over the six month period.

On August 5, 2024, NanoViricides, Inc. consummated an Extension to the CFO Agreement with its Chief Financial Officer Meeta Vyas effective July 1, 2024 (the “CFO Agreement Extension”) of the agreement originally entered into on May 30, 2013. The agreement is renewable on an annual basis. The original agreement provided for a term of three years with a base compensation of $9,000 per month and 129 shares of Series A Preferred Stock, also on a monthly basis. On January 1, 2015, her cash compensation was increased to $10,800 per month. The CFO Agreement Extension is for a period of one year from July 1, 2024 through June 30, 2025 under the same general terms as the prior CFO Agreement with amendments to provide that the CFO shall be reimbursed up to 50% of all costs of Health Insurance including any Medical, Dental, and any and all parts and subparts of Medicare Insurance that she subscribes to, not to exceed $2,500 per month.

On August 5, 2024, the Company entered into an Extension Agreement (the “Extension”) of the Employment Agreement with Dr. Anil R. Diwan originally entered into on July 1, 2018 (the “Employment Agreement”) to continue to serve as the President of the Company, effective July 1, 2024. The Extension and the Agreement provide Dr. Diwan will continue to serve as the Company’s President until June 30, 2025 at a base annual base salary of $400,000. Dr. Diwan shall be entitled to participate in all fringe benefits the Company provides for its employees generally and such other benefits as the Company provides for its senior executives. In addition, the Company shall maintain a Term Life Insurance policy for Dr. Diwan, valued at $2 million, of which $1 million shall be assigned to the Company and the remaining balance to Dr. Diwan’s estate. In addition, as an incentive towards the ultimate success of the Company, and to provide leadership authority to Dr. Diwan, the Company granted 10,204 shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) to Dr. Diwan. Dr. Diwan’s rights in the shares shall vest in equal, quarterly installment commencing on September 30, 2023 and fully vest on June 30, 2024. Dr. Diwan will be eligible to receive severance if he is terminated by the Registrant other than for cause in which event the Registrant shall pay to Dr. Diwan an amount equal to six (6) months’ salary as severance compensation (without regard to compensation or benefits Dr. Diwan receives from any other source). Dr. Diwan shall be eligible for all benefits during this six (6) month period including bonuses, vesting of previously awarded stock options, health care insurance and other fringe benefits that have been ongoing. The Company may elect to pay such severance compensation in a lump sum or in equal payments over a period of not more than six (6) months. If Dr. Diwan is terminated without cause (cause defined as fraud, embezzlement, theft, commission of a felony or having been proven to have made an intentional unauthorized disclosure), the Company is required to pay him six months’ salary as severance. The Agreement also provides that Dr. Diwan shall be indemnified to maximum allowable extent permitted under the laws of the State of Delaware including reimbursement for independent counsel related to duties and obligations provided for the Company unless such action was determined to be in bad faith or a deliberate act of dishonesty. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms.

On May 30, 2013, the Company entered into an agreement with Meeta Vyas, to serve as its Chief Financial Officer. Ms. Vyas incidentally is married to our President and Chairman of the Board, Anil Diwan. The CFO agreement provided for a term of three years with a base compensation of $9,000 per month and 129 shares of Series A preferred stock, also on a monthly basis. On January 1, 2015, her cash compensation was increased to $10,800 per month. The agreement is renewable on an annual basis. On August 5, 2024, the Company agreed to the extension of the CFO agreement, effective July 1, 2024, for a period of one year from July 1, 2024 through June 30, 2025 under the same general terms as the prior CFO Agreement with amendment to provide that the CFO shall be reimbursed up to 50% of all costs of Health Insurance including any Medical, Dental, and any and all parts and subparts of Medicare Insurance that she subscribes to, not to exceed $2,500 per month.

Compensation of Directors

The Company’s non-executive directors receive cash retainers of  $25,000.00 as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000, payable in equal, quarterly portions. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

The following table presents information regarding compensation awarded or paid to our independent directors for our fiscal years ended June 30, 2023 for the services rendered by them to the Company in all capacities.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	All other compensation ($)	Total ($)
Makarand “Mak” Jawadekar	$25,000	$15,000	—	—	$40,000
Todd Rokita	$25,000	$15,000	—	—	$40,000
Brian Zucker	$25,000	$15,000			$40,000

(1)	The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes as calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each applicable non-employee director. The number of outstanding shares of Common Stock held by each non-employee director as of June 30, 2024 were: Dr. Jawadekar (6,235), Mr. Rokita (5,708) and Mr. Zucker (4,485).

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Compensation of Scientific Advisory Board

The Company anticipates holding four Scientific Advisory Board meetings per annum. As compensation, each member of the Scientific Advisory Board (SAB) will be granted 572 warrants each quarter to purchase the Company’s Common Stock at 120% of the Company’s closing stock quote on the day following the meeting. Should the Company not call a quarterly meeting, quarterly warrants will be granted on May 15, August 15, November 15, and February 15. The warrants have a four-year expiration date. In addition, the Company will reimburse each SAB member for travel and other out-of-pocket expenses incurred in the course of performing their services. For each of the years ended June 30, 2024, 2023 and 2022, the SAB was granted a total of 1,144, 1,144 and 2,288, stock warrants respectively. The warrants are exercisable into common shares at prices from $1.43 to $1.66, $1.39 to $3.40 and $1,46 to $5.92 per share, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation of the Company’s named executive officers and directors is set forth in the section titled “Executive Compensation”.

On May 13, 2013, Meeta Vyas was appointed as the Company’s Chief Financial Officer. Ms. Vyas is married to Anil Diwan, the President and Chairman of the Company.

Certain Relationships and Related Party Transactions

NanoViricides, Inc, the Company, has adopted a “Code of Conduct and Ethics” in its corporate governance as well as policies and procedures regarding related party transactions.

Management, under the direction of the Board of Directors, follows the policies and procedures regarding related party transactions.

On May 13, 2013, Meeta Vyas was appointed as the Company’s Chief Financial Officer. During the term of Ms. Vyas’ service, she was being compensated on the basis of  $9,000 per month and 129 shares of Series A Preferred Stock, also on a monthly basis. Ms. Vyas is married to Anil Diwan, the President and Chairman of the Company. On January 1, 2015, her compensation was increased to $10,800 per month. In addition, as of July 1, 2023 the Company agreed to reimburse up to 50% of all costs of Health Insurance including any Medical, Dental, and any and all parts and subparts of Medicare Insurance that Meeta Vyas subscribes to, not to exceed $2,500 per month.

TheraCour Pharma, Inc.

TheraCour currently holds 470,961 shares of the Company’s common stock and 681,859 shares of the Company’s Series A preferred stock.

On May 12, 2005, we entered into a material license agreement, amended as of January 8, 2007 (the “License”) with TheraCour Pharma, Inc. (“TheraCour”). Anil Diwan, our founder, President and Chairman, owns approximately 90% of TheraCour’s capital stock. We were granted exclusive licenses in perpetuity for technologies developed by TheraCour for the virus types: Human Immunodeficiency Virus (HIV/AIDS), Influenza including Asian Bird Flu Virus, Herpes Simplex Virus (HSV-1 and HSV-2), Hepatitis C Virus (HCV), Hepatitis B Virus (HBV), and Rabies. On February 15, 2010, we entered into an Additional License Agreement with TheraCour. Pursuant to the exclusive Additional License Agreement, in consideration for the issuance of 100,000 shares of our Series A Preferred Stock, (the “Series A Preferred”), we were granted exclusive licenses, in perpetuity, for technologies, developed by TheraCour, for the development of drug candidates for the treatment of Dengue viruses, Ebola/Marburg viruses, Japanese Encephalitis, viruses causing viral Conjunctivitis (a disease of the eye) and Ocular Herpes.

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In consideration for obtaining these exclusive licenses, we agreed: (1) that TheraCour can charge its costs (direct and indirect) plus no more than 30% of a specified portion of certain direct costs as a Development Fee and such development fees shall be due and payable in periodic installments as billed; (2) we will pay the greater $2,000 or actual costs monthly, whichever is higher, for other general and administrative expenses incurred by TheraCour on our behalf; (3) make royalty payments (calculated as a percentage of net sales of the licensed drugs) of 15% (calculated as a percentage of net sales of the licensed drugs) to TheraCour; (4) TheraCour retains the exclusive right to develop and manufacture the licensed drugs. TheraCour will manufacture the licensed drugs exclusively for us, and unless such license is terminated, will not manufacture such product for its own sake or for others; and (5) TheraCour may request and we will pay an advance payment (refundable) equal to twice the amount of the previous month’s invoice to be applied as a prepayment towards expenses. TheraCour may terminate the license upon a material breach by us as specified in the agreement. However, we may avoid such termination if within 90 days of receipt of such termination notice we cure the breach.

On November 1, 2019, the Company entered into a License Agreement (the “Agreement”) with TheraCour for an exclusive, worldwide license to use, promote, offer for sale, import, export, sell and distribute products for the treatment of Varicella Zoster Virus derived indications. The Company was not required to make any upfront payments to TheraCour and agreed to the following milestone payments to TheraCour; the issuance of 75,000 shares of Series A Convertible Preferred Stock upon the grant of an IND Application; $1,500,000 in cash upon completion of Phase I Clinical Trials; $2,500,000 in cash upon completion of Phase II clinical trials; and $5,000,000 in cash upon completion of Phase III clinical trials. In addition, the Company is required to pay to TheraCour fifteen percent (15%) of net sales of licensed products, and any income from sublicensed products. Under the Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products. As in previous licensing agreements with TheraCour, the Company agreed to pay the following amounts to TheraCour to the extent not previously paid under existing licensing agreements: (1) costs (direct and indirect) plus 30%, subject to certain specified exclusions, as a Development Fee and such development fees shall be due and payable in periodic installments as billed and (2) a deposit equal to estimated development costs for two months (refundable), such estimates to be reconciled quarterly. Payments not made within 90 days after due date will be charged an interest at the rate of 1% per month. TheraCour and the Company have agreed to enter into a manufacture and supply agreement, under which TheraCour would manufacture the licensed products exclusively for the Company, and the Company would also have customary backup manufacture rights, as specified in the Agreement. TheraCour may terminate the license upon a material breach by the Company as specified in the agreement. However, the Company may avoid such termination if the breach is cured within 90 days of receipt of such termination.

On December 17, 2019, the Company entered into a Deferred Expense Exchange Agreement with TheraCour whereby TheraCour agreed to exchange $250,000 of deferred development fees owed to TheraCour into 100,000 Series A preferred stock with a fair value of $392,669 for $250,000 previously deferred development fees owed to TheraCour, and recognized a loss on the exchange of $142,669. The Company paid the deferred payments on May 2, 2022.

On September 9, 2021, the Company entered into a license agreement for the field comprising anti-viral treatments for Coronavirus-derived human infections with TheraCour (the “CoV Agreement”). Previously, on June 9, 2020, we had announced signing of a Memorandum of Understanding (“CoV MoU”) with respect to anti-viral treatments for coronavirus derived human infections (the “Field”) with TheraCour Pharma, Inc., which was perfected into this licensing Agreement. The licensed field includes antiviral drugs to treat SARS-CoV-2 and its variants that cause the COVID-19 disease resulting in a global pandemic that continues to rage through the world, wave after wave, as new variants develop and take hold. There was no upfront cash payment for the license and the compensation terms were generally consistent with prior licenses, and are summarized below.

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Under the CoV Agreement, the Company obtained a world-wide, exclusive, sub-licensable, license to use, promote, offer for sale, import, export, sell and distribute antiviral drugs that treat human Coronavirus infections using TheraCour’s proprietary as well as patented technology and intellectual property, including two new PCT patent applications. The discovery of ligands and polymer materials as well as formulations, the chemistry and chemical characterization, as well as process development and related work will be performed by TheraCour under the same compensation terms as prior agreements between the parties, with no duplication of costs allowed. We will not make any upfront cash payments to TheraCour and we have agreed to the following milestone payments to TheraCour: 100,000 shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) upon the execution of the Agreement; 50,000 shares of Series A Preferred Stock after the grant of the approval of Licensee’s Investigational New Drug (IND) Application, or its equivalent; cash payments of $1,500,000 after the initiation of Phase I clinical trials or its equivalent; $2,000,000 after the completion of Phase 1 Clinical Trials or its equivalent for at least one product within twelve (12) months from the date of the acceptance of the IND; $2,500,000 no later than six (6) months after the completion of Phase 2A Clinical Trials or its equivalent for at least one product within twenty (24) months from the date of the completion of Phase 1 or its equivalent; 100,000 shares of Series A Preferred Stock after the initiation of Phase 3 clinical trials or its equivalent; and, at TheraCour’s option, $5,000,000 in cash or 500,000 shares of Series A Preferred Stock, no later than six (6) months after the completion of Phase 3 Clinical Trials or its equivalent for at least one product within thirty-six (36) months from the completion of Phase 2 Clinical Trials or its equivalent. In addition, we agreed to pay to TheraCour fifteen percent (15%) of net sales of licensed products and any income from sublicensed products, consistent with previous agreements. Under the CoV Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products. The Agreement contemplates that the parties will enter into a separate Manufacturing and Supply Agreement for the commercial manufacture and supply of the drug products if and when we intend to engage into commercialization of the drugs. The CoV Agreement provides that the Manufacturing and Supply agreement would be on customary and reasonable terms, on a cost-plus basis, using a market rate based on then-current industry standards, and include customary backup manufacturing rights, as with prior agreements. The Series A Preferred Shares are only convertible upon a “change of control” of the Company as defined in its full specification, are non-transferrable and have no trading market. Each Series A share carries 9 votes, and is convertible only upon a change of control into 3.5 shares of the Company’s common stock.

On April 20, 2023, the Company was notified that the Company’s licensee, Karveer Meditech Pvt. Ltd., India, (“Karveer”) was authorized to enter into Phase 1a/1b clinical trials of its COVID, NV-CoV-2 Oral Syrup and its NV-CoV-2 Oral Gummies after satisfying the conditions of a conditional authorization received on or about January 27, 2023 from the Indian regulatory authorities. Pursuant to the TheraCour – Nanoviricides Covid License Agreement a milestone payment of 50,000 shares of the Company’s Series A preferred shares was issued to TheraCour Pharma, Inc. On June 14, 2023, the Company was notified that the Company’s licensee, Karveer, has commenced volunteer recruitments for Phase 1a/1b clinical trials of the NV-CoV-2 Oral Syrup and NV-CoV-2 Oral Gummies. Pursuant to the “CoV Agreement” between the Company and TheraCour, the Company is obligated to make certain milestone payments to TheraCour upon achieving certain milestones. TheraCour had achieved the milestone regarding the “Initiation of Phase 1 Clinical Trials or Equivalent” within 3 months from regulatory approval. Upon achieving this milestone, the Company was obligated to pay TheraCour a cash milestone payment in the amount of $1,500,000. In lieu of this cash payment, TheraCour agreed to accept a Convertible Promissory Note in the principal amount of $1,500,000 effective July 19, 2023 (the “Note”). The Note accrues interest at the rate of twelve percent (12%) per annum and is due and payable on January 19, 2025. The Note is convertible, at TheraCour’s option, into 331,859 shares of the Company’s Series A preferred stock, par value $0.00001 (the “Series A Shares”) at the conversion price specified in the terms and conditions contained within the Note. Dr. Diwan recused himself from voting on any action of the Registrant’s Board of Directors in connection with the License Agreement and the Note (as that term is defined herein), and any discussions related thereto. On October 27, 2023, TheraCour agreed to convert the principal of the Note into the 331,859 shares of the Company’s Series A preferred stock. Simultaneously, TheraCour also agreed to forgive any accrued interest. Dr. Diwan recused himself from voting on any action of the Company’s Board of Directors in connection with the License Agreement and the Note, and any discussions related thereto. These transactions had a significant positive impact on the Company’s cash position and balance sheet.

COVID-19 Related Drugs: Patent Coverage and Lifetime

Two new International PCT patent applications have been filed relating to the application of the TheraCour polymeric micelle technology to drug development for Coronavirus antiviral drugs including ones for the treatment of COVID-19. PCT/US21/39050 was filed on June 25, 2021. Additionally, PCT/US22/35210 was filed on June 28, 2022, with a request for the same priority date as that of the prior PCT/US21/39050 application. These new broad patents cover new compositions of matter, methods of making them (processes), drug formulations, and uses of the articles of manufacture. All ensuing patents will be automatically exclusively licensed to NanoViricides for anti-coronavirus drugs pursuant to the “CoV License Agreement”. The nominal expiry date for these PCT applications would be 20 years, after filing and if issued, i.e. at least until June 24, 2041, and could be extended in certain countries under regulatory extensions to as late as into the year 2043, providing a significant commercial runway.

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TheraCour acquired property and equipment on behalf of the Company from third party vendors and sold such property and equipment, to the Company, at cost, in the approximate amounts of $115,000 and $32,000 for the fiscal years ended June 30, 2024 and 2023 respectively.

Accounts payable to TheraCour were approximately $720,000, and $233,000 at June 30, 2024 and June 30, 2023, respectively.

Development costs charged by TheraCour were approximately $2,550,000 and $2,536,000 for the years ended June 30, 2024 and 2023, respectively. No royalties are due or have been paid from inception through June 30, 2024.

As of the record date of October 9, 2024 TheraCour owned 470,961 shares of the Company’s outstanding common stock and 681,859 shares of Series A preferred stock, which votes at the rate of nine votes per each share of Series A preferred stock and is convertible into three and one half shares of common stock upon a change in control of the Company. Dr. Diwan serves as the CEO and Director of TheraCour and owns approximately 90% of the outstanding capital stock of TheraCour.

Karveer Meditech, Private, Limited

On March 27, 2023 the Company entered into a License Agreement with Karveer, wherein the Company granted to Karveer a limited, non-transferable, exclusive license for the use, sale, or offer of sale in India of the Company’s two clinical test drug candidates titled as NV-CoV-2 and NV-CoV-2-R for the treatment of COVID in patients in India. Karveer has engaged in further drug development in India including sponsoring of drug candidates for human clinical trials in India and has acted as clinical trials manager for such clinical trials. Karveer shall provide NanoViricides with all reports of the clinical trials and the Company can use such reports for further advancement of the drug candidates with regulatory authorities outside India. In consideration, Karveer will be reimbursed by the Company for all direct and indirect costs incurred for the clinical trials and development activities with a customary clinical trials manager fee of thirty (30)% of such costs and applicable taxes. Upon commercial sales of any resulting approved drugs, Karveer will pay the Company a royalty of seventy (70)% percent of the final invoiced net sales to unaffiliated third parties.

On April 20, 2023, the Company was notified that the Company’s licensee, Karveer, was authorized to enter into Phase 1a/1b clinical trials of its COVID, NV-CoV-2 Oral Syrup and its NV-CoV-2 Oral Gummies after satisfying the conditions of a conditional authorization received on or about January 27, 2023 by the Indian regulatory authorities.

On June 14, 2023, the Company was notified that the Company’s licensee, Karveer, had commenced volunteer recruitments for Phase 1a/1b clinical trials of the NV-CoV-2 Oral Syrup and NV-CoV-2 Oral Gummies.

Family Relationships

Meeta Vyas, the Company’s Chief Financial Officer, is the wife of Anil Diwan, our founder, Chairman and President. There were no other family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

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The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to ensure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code of Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the Delaware General Corporation Law, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested director(s) provided that two of the following circumstances exist:

(a)	The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b)	The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c)	The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d)	The contract or transaction is fair as to the corporation at the time it is authorized or approved.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors is currently comprised of the following four members: Anil Diwan, PhD., Makarand Jawadekar, Ph.D., Theodore E. (“Todd”) Rokita, Esq., and Brian Zucker, CPA. Of the four members currently serving on the Board of Directors, the Board of Directors has determined that Messrs. Jawadekar, Rokita and Zucker are independent directors and also meet the additional independence standards for audit committee membership set forth by the Securities and Exchange Commission. Messrs. Rokita and Zucker are independent members of our Audit Committee. Messrs. Jawadekar, Rokita and Zucker are independent members of our Compensation and Nominating and Corporate Governance Committees. The Board of Directors met in person or telephonically four (4) times and acted by unanimous written consent in lieu of a meeting three (3) times during the fiscal year ended June 30, 2024. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. The Company encourages its directors to attend the Annual Meeting of Stockholders in person, and all directors are expected to attend the 2024 Annual Meeting.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that the Chairs and all committee members are majority independent, and Audit Committee is comprised solely of independent members, under applicable NYSE American and SEC rules for committee memberships. The members of the committees are shown in the table below.

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Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anil Diwan	—	—	—
Mak Jawadekar	—-	Member	Member/Chair
Todd Rokita	Member	Member/Chair	Member
Brian Zucker	Member/Chair	Member	Member

Audit Committee

The Audit Committee is responsible primarily for overseeing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and system of internal controls, reviewing significant financial transactions and overseeing enterprise risk management. The Audit Committee met a total of four (4) times during the fiscal year ended June 30, 2024.

The current members of our Audit Committee each meet the independence criteria for directors set forth under the rules of the NYSE American and the additional independence criteria for members of audit committees specified in Section 803B of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act. Each member of our Audit Committee is financially literate under the current listing standards of the NYSE American. Our Board of Directors has determined that Brian Zucker, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the Chief Executive Officer, administering the Company’s equity compensation plans, and reviewing the compensation of the Board of Directors. The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management or others. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee met one time during the fiscal year ended June 30, 2024.

Pursuant to Section 805 of the NYSE American Company Guide, compensation of our Chief Executive Officer is determined, or recommended to the Board of Directors for determination, by the Compensation Committee, which is comprised solely of independent directors. The Chief Executive Officer is not present during voting or deliberations. Compensation for all other officers is determined, or recommended to the Board of Directors for determination, by the Compensation Committee comprised solely of independent directors.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to: review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and Committee membership; review and recommend to the Board of Directors the appropriate structure of the Board of Directors; identify individuals qualified to become Board of Directors members and recommend to the Board of Directors the nominee for election to the Board of Directors at the next Annual Meeting of Stockholders; implement a policy and procedures with regard to consideration of any director candidate recommended by stockholders; retain and terminate any search firm to be used to identify director candidates, and to approve the search firm, fees and other retention terms; and review and recommend to the Board of Directors the appropriate structure of Committees, Committee assignments and the Committee chairman.

Among the factors the Nominating and Corporate Governance Committee considers when determining persons to be nominated include whether such individuals are actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, are familiar with the requirements of a publicly traded company, are familiar with industries relevant to our business endeavors, are willing to devote significant time to the oversight duties of the Board of Directors of a public company, and are able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board of Directors needs that arise from time to time.

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The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board of Directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Nominating and Corporate Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board of Directors, whom the Nominating and Corporate Governance Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors. The Nominating Committee and Corporate Governance will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent. The Nominating and Corporate Governance Committee met a total of one (1) time during the fiscal year ended June 30, 2024.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board of Directors. These charters are available on the Company’s website at www.nanoviricides.com.

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of Section 406 of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains a Code of Ethics, and Audit Committee charters.

Code of Ethics

The Code of Ethics was adopted by NanoViricides, Inc. for the purpose of promoting honest and ethical conduct. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the Code of Ethics. It covers topics such as conflict of interest, compliance with laws, confidentiality of Company Information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets. Our Code of Ethics can be found in our filings with the Securities and Exchange Commission at www.sec.gov. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: NanoViricides, Inc. Attention: Secretary, 1 Controls Drive, Shelton, Connecticut, 06484.

Board of Directors Leadership Structure and Risk Oversight

In accordance with our Bylaws, our Board of Directors appoints our officers, including our chief executive officer and chief financial officer. Our Board of Directors does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee.

Our Board of Directors is primarily responsible for overseeing our risk management processes. Our Board of Directors, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board of Directors administers this risk management oversight function, our audit committee supports our Board of Directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach. In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected the Board of Directors’ leadership structure.

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Director’s Compensation

The Company’s non-executive directors receive cash retainers of  $25,000.00 annually as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000 annually, payable in equal, quarterly installments. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

Communications with the Board of Directors

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at NanoViricides, Inc. Attention: Secretary, 1 Controls Drive, Shelton, Connecticut, 06484. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There exists no other material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

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These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code of Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested directors provided that two of the following circumstances exist:

(a) The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the fiscal year ended June 30, 2024 were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended June 30, 2024, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to: Attention: Corporate Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484. The Annual Report on Form 10-K is available for download from the SEC website https://www.sec.gov/ix?doc=/Archives/edgar/data/1379006/000141057824001650/nnvc-20240630x10k.htm.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2025 Annual Meeting, the proposal must be received by us at our principal executive offices by June 11, 2025. The proposal should be sent to: Attention: Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484, and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in their discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

/s/ Anil Diwan
Chairman of the Board of Directors,
President and Secretary

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V58419-P20052 For Against Abstain For Against Abstain ! ! ! NANOVIRICIDES, INC. The Board of Directors recommends you vote FOR the following proposals: 2. To approve an award of 10,204 shares of the Company's Series A Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company's President. 3. Ratification and approval of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. 4. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Director Nominee The Board of Directors recommends you vote FOR the following proposal: 1c. Brian Zucker Class I Director Class II Directors 1a. Todd Rokita 1b. Makarand Jawadekar ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw NANOVIRICIDES, INC. 1 CONTROLS DRIVE SHELTON, CT 06484 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V58420-P20052 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. NANOVIRICIDES, INC. Annual Meeting of Stockholders December 7, 2024 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of NanoViricides, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement with respect to the 2024 Annual Meeting of Stockholders of NanoViricides, Inc. to be held at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT 06902 on December 7, 2024 at 10:00 AM Eastern Standard Time, and hereby appoints Anil Diwan and Meeta Vyas, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the NanoViricides, Inc. Common Stock of the undersigned at such meeting and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)). THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, "FOR" THE ELECTION OF THE DIRECTOR NOMINEE AND "FOR" PROPOSALS 2, 3 and 4. Continued and to be signed on reverse side